Exhibit 99.1

1999 Bryan Street, Suite 3500
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	February 4, 2025

Jacobs Reports Strong Fiscal First Quarter 2025 Results
Backlog Grows by 18.9% Year-Over-Year with TTM Book-to-Bill Ratio of 1.3x
Repurchased $202 Million of our Shares During Q1
Board Authorizes $1.5 Billion for Company's Largest Ever Share Repurchase Program
Increasing Dividend to $0.32/share, a 10% Increase Year-Over-Year
Raising FY 2025 Adjusted EPS Guidance Range
DALLAS, TEXAS - Jacobs Solutions Inc. (NYSE: J) today announced its financial results for the fiscal first quarter ended December 27, 2024.
Q1 2025 Highlights1:
•Gross revenue of $2.9 billion grew 4.4% y/y; adjusted net revenue2 up 5.1% y/y
•Infrastructure & Advanced Facilities gross revenue grew 4.9% y/y; adjusted net revenue2 up 6.0% y/y
•GAAP net loss of $17.1 million, down 113.3% y/y; adjusted EBITDA2 of $282 million, up 23.6% y/y
•Recorded $145 million in mark-to-market losses on our investment in AMTM, reducing Q1 2025 GAAP net income
•EPS of ($0.10), down 109.7% y/y; adjusted EPS2 of $1.33, down 8.3% y/y (tax benefit of $0.49/share in Q1 2024)
•Backlog of $21.8 billion, up 18.9% y/y; Q1 book-to-bill 1.0x (1.3x TTM)
Jacobs' Chair and CEO Bob Pragada commented, "Our focus on the transformed portfolio is already having a positive impact on results. We started FY25 with solid performance across our business, led by strong Water and Life Sciences revenue growth within Infrastructure & Advanced Facilities. As we look ahead to the rest of the fiscal year, we continue to see tailwinds from robust bookings over the last several quarters as well as a healthy pipeline across our end markets. We are pleased with our first quarter results and that we've increased our adjusted EPS outlook early in our fiscal year."

Jacobs' CFO Venk Nathamuni added, "We delivered strong first quarter results with gross revenue growth of 4.4% and adjusted net revenue growth of 5.1% year-over-year. While net income margin was negative in Q1 as a result of losses related to the mark-to-market of our ownership stake in Amentum, margin performance on an adjusted EBITDA basis showed material year-over-year improvement. During the quarter, we substantially increased capital returns to our shareholders by repurchasing $202 million of our shares and ended Q1 in a strong financial position. We have started the fiscal year positively and look forward to updating investors and analysts on our long-term strategy at our Investor Day on February 18th."
Financial Outlook3
The Company reiterates its fiscal 2025 outlook for adjusted net revenue to grow mid-to-high single digits over fiscal 2024, adjusted EBITDA margin to range from 13.8-14.0% and reported free cash flow (FCF) conversion to exceed 100% of net income. We are raising our adjusted EPS range for fiscal 2025 from $5.80-$6.20 to $5.85-$6.20 to reflect our lower share count expectation.
Investor Day 2025
Jacobs will host its Investor Day on February 18, 2025 at 3:00 p.m. EST in Miami, Florida. To participate in the live webcast, please register at the company’s investor relations website at invest.jacobs.com.
1All data reflects continuing operations only.
2See Non-GAAP Financial Measures and Operating Metrics, and GAAP Reconciliations at the end of the press release for additional detail.
3Reconciliation of fiscal 2025 adjusted EBITDA margin, adjusted EPS and expectations for adjusted net revenue growth and reported FCF conversion to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2025.

First Quarter Review (in thousands, except per-share data)

	Fiscal Q1 2025	Fiscal Q1 2024	Change
Revenue	$2,932,956	$2,810,227	$122,729
Adjusted Net Revenue[1]	$2,082,497	$1,980,976	$101,521
GAAP Net (Loss) Earnings from Continuing Operations	($17,129)	$128,346	($145,475)
GAAP (Loss) Earnings Per Diluted Share (EPS) from Continuing Operations	($0.10)	$1.03	($1.13)
Adjusted Net Earnings from Continuing Operations[1]	$165,828	$183,418	$(17,590)
Adjusted EPS from Continuing Operations[1]	$1.33	$1.45	($0.12)
U.S. GAAP effective tax rate from Continuing Operations	107.5%	30.6%	76.9%
Adjusted effective tax rate from Continuing Operations[1]	27.5%	(6.9)%	34.4%
1See "Non-GAAP Financial Measures and Operating Metrics" and the GAAP Reconciliation tables that follow for additional detail.
The Company’s adjusted net (loss) earnings from continuing operations and adjusted EPS from continuing operations for the first quarter of fiscal 2025 and fiscal 2024 exclude certain adjustments that are further described in the section entitled “Non-GAAP Financial Measures” at the end of this release. For a reconciliation of Revenue to Adjusted Net Revenue, see "Segment Information" below.
Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday, February 4, 2025, which it is webcasting live at www.jacobs.com.
Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” "target," "goal" and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning our expectations as to our future growth, prospects, financial outlook and business strategy, including our expectations for our fiscal year 2025 adjusted EBITDA margin and adjusted EPS, adjusted net revenue growth and reported free cash flow conversion, as well as our expectations for our effective tax rates. Although such statements are based on management's current estimates and expectations, and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include:
▪general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets and stock market volatility, instability in the banking industry, labor shortages, or the impact of a possible recession or economic downturn or changes to monetary or fiscal policies or priorities in the U.S. and the other countries where we do business on our results, prospects and opportunities;
▪competition from existing and future competitors in our target markets, as well as the possible reduction in demand for certain of our product solutions and services, including delays in the timing of the award of projects or reduction in funding, or the abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or due to governmental budget constraints or changes to governmental budgetary priorities, or the inability of our clients to meet their payment obligations in a timely manner or at all;
▪our ability to fully execute on our corporate strategy, including (i) uncertainties as to the impact of the completed separation of the SpinCo Business (as defined below) on our business, such as a possible impact on our credit profile or our ability to operate as a separate public-company without the benefit of the resources and capabilities divested as part of the SpinCo Business, the possibility that the transaction will not result in the intended benefits to us or our shareholders, that we will not realize the value expected to be derived from the disposition of our retained stake in Amentum, or that we will incur unexpected costs, charges or expenses related to the provision of transition services in connection with the separation, (ii) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from evolving business strategies, including on our ability to maintain our culture and retain key personnel, customers or suppliers, or our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames or to achieve them fully and to successfully integrate acquired businesses while retaining key personnel, and (iii) our ability to invest in the tools needed to implement our strategy;
▪financial market risks that may affect us, including by affecting our access to capital, the cost of such capital and/or our funding obligations under defined benefit pension and postretirement plans;
▪legislative changes, including potential changes to the amounts provided for, under the Infrastructure Investment and Jobs Act, as well as other legislation and executive orders related to governmental spending, and changes in U.S. or foreign tax laws, statutes, rules, regulations or ordinances, including the impact of, and changes to tariffs or trade policies, that may adversely impact our future financial positions or results of operations;
▪increased geopolitical uncertainty and risks, including policy risks and potential civil unrest, relating to the outcome of elections across our key markets and elevated geopolitical tension and conflicts, including the Russia-Ukraine and Israel-Hamas conflicts and the escalating tensions in the Middle East, among others; and
▪the impact of any pandemic, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, as well as the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of any future pandemics or infectious disease outbreaks on their economies and workforces and our operations therein.
The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see the Company’s filings with the U.S. Securities and Exchange Commission, including in particular the discussions contained in our fiscal 2024 Annual Report on Form 10-K under Item 1 - Business, Item 1A - Risk Factors, Item 3 - Legal Proceedings, and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations; and in our most recently filed Quarterly Report on Form 10-Q under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1 - Legal Proceedings and Item 1A - Risk Factors. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow – delivering outcomes and solutions for the world's most complex challenges. With approximately $12 billion in annual revenue and a team of almost 45,000, we provide end-to-end services in advanced manufacturing, cities & places, energy, environmental, life sciences, transportation and water. From advisory and consulting, feasibility, planning, design, program and lifecycle management, we're creating a more connected and sustainable world. See how at jacobs.com and connect with us on LinkedIn, Instagram, X and Facebook .

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended
Unaudited	December 27, 2024	December 29, 2023
Revenues	$2,932,956	$2,810,227
Direct cost of contracts	(2,211,689)	(2,145,497)
Gross profit	721,267	664,730
Selling, general and administrative expenses	(512,849)	(522,730)
Operating Profit	208,418	142,000
Other Income (Expense):
Interest income	9,656	7,519
Interest expense	(34,820)	(43,350)
Miscellaneous expense	(130,107)	(2,964)
Total other expense, net	(155,271)	(38,795)
Earnings from Continuing Operations Before Taxes	53,147	103,205
Income Tax (Expense) Benefit from Continuing Operations	(57,149)	31,610
Net (Loss) Earnings of the Group from Continuing Operations	(4,002)	134,815
Net (Loss) Earnings of the Group from Discontinued Operations, net of tax	(1,001)	46,639
Net (Loss) Earnings of the Group	(5,003)	181,454
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(6,080)	(3,851)
Net Earnings Attributable to Redeemable Noncontrolling interests	(7,047)	(2,618)
Net (Loss) Earnings Attributable to Jacobs from Continuing Operations	(17,129)	128,346
Net Earnings Attributable to Noncontrolling Interests from Discontinued Operations	—	(3,375)
Net (Loss) Earnings Attributable to Jacobs from Discontinued Operations	(1,001)	43,264
Net (Loss) Earnings Attributable to Jacobs	$(18,130)	$171,610
Net Earnings Per Share:
Basic Net (Loss) Earnings from Continuing Operations Per Share	$(0.10)	$1.03
Basic Net (Loss) Earnings from Discontinued Operations Per Share	$(0.01)	$0.34
Basic (Loss) Earnings Per Share	$(0.11)	$1.37

Diluted Net (Loss) Earnings from Continuing Operations Per Share	$(0.10)	$1.03
Diluted Net (Loss) Earnings from Discontinued Operations Per Share	$(0.01)	$0.34
Diluted (Loss) Earnings Per Share	$(0.11)	$1.37

Segment Information (in thousands):

	Three Months Ended
Unaudited	December 27, 2024	December 29, 2023
Revenues from External Customers:
Infrastructure & Advanced Facilities	$2,626,208	$2,504,226
PA Consulting	306,748	306,001
Total Revenue	$2,932,956	$2,810,227

Infrastructure & Advanced Facilities Pass Through Revenue	(850,459)	(829,251)
Infrastructure & Advanced Facilities Adjusted Net Revenue	1,775,749	1,674,975
Total Adjusted Net Revenue	$2,082,497	$1,980,976

	Three Months Ended
	December 27, 2024	December 29, 2023
Segment Operating Profit:
Infrastructure & Advanced Facilities (1)	$157,776	$128,892
PA Consulting	66,738	54,455
Total Segment Operating Profit	224,514	183,347
Restructuring, Transaction and Other Charges (2)	(16,096)	(41,347)
Total U.S. GAAP Operating Profit	208,418	142,000
Total Other (Expense) Income, net (3)	(155,271)	(38,795)
Earnings Before Taxes from Continuing Operations	$53,147	$103,205

(1)	Segment operating profit for Infrastructure & Advanced Facilities includes consolidated intangibles amortization of $38.7 million and $36.9 million and other corporate transaction related costs for the three months ended December 27, 2024 and December 29, 2023, respectively. Excluding these amounts, operating profit for the segment was $210.3 million and $167.4 million, respectively.
(2)	The three months ended December 27, 2024 and December 29, 2023 included $15.0 million and $37.1 million, respectively, of restructuring and other charges mainly relating to the Separation Transaction (primarily professional services and employee separation costs).
(3)	The three months ended December 27, 2024 included $145.2 million in mark-to-market losses associated with our investment in Amentum stock in connection with the Separation Transaction.

Balance Sheets (in thousands):

	December 27, 2024	September 27, 2024
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$1,299,657	$1,144,795
Receivables and contract assets	2,912,513	2,845,452
Prepaid expenses and other	136,855	155,865
Investment in equity securities	597,939	749,468
Total current assets	4,946,964	4,895,580
Property, Equipment and Improvements, net	293,148	315,630
Other Noncurrent Assets:
Goodwill	4,683,356	4,788,181
Intangibles, net	795,285	874,894
Deferred income tax assets	207,980	195,406
Operating lease right-of-use assets	287,661	303,856
Miscellaneous	396,455	385,458
Total other noncurrent assets	6,370,737	6,547,795
	$11,610,849	$11,759,005
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$818,545	$875,760
Accounts payable	984,963	1,029,140
Accrued liabilities	1,012,218	1,087,764
Operating lease liability	114,293	119,988
Contract liabilities	1,013,076	967,089
Total current liabilities	3,943,095	4,079,741
Long-term debt	1,717,270	1,348,594
Liabilities relating to defined benefit pension and retirement plans	285,388	298,221
Deferred income tax liabilities	142,971	116,655
Long-term operating lease liability	383,966	407,826
Other deferred liabilities	116,600	120,483
Total other noncurrent liabilities	2,646,195	2,291,779
Commitments and Contingencies
Redeemable Noncontrolling interests	794,593	820,182
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 122,912,389 shares and 124,253,511 shares as of December 27, 2024 and September 27, 2024, respectively	122,912	124,084
Additional paid-in capital	2,735,155	2,758,064
Retained earnings	2,179,509	2,366,769
Accumulated other comprehensive loss	(832,217)	(699,450)
Total Jacobs stockholders’ equity	4,205,359	4,549,467
Noncontrolling interests	21,607	17,836
Total Group stockholders’ equity	4,226,966	4,567,303
	$11,610,849	$11,759,005

Statements of Cash Flows (in thousands):

	For the Three Months Ended
Unaudited	December 27, 2024	December 29, 2023
Cash Flows from Operating Activities:
Net (loss) earnings attributable to the Group	$(5,003)	$181,454
Adjustments to reconcile net (loss) earnings to net cash flows provided by operations:
Depreciation and amortization:
Property, equipment and improvements	20,922	25,169
Intangible assets	38,661	51,119
Loss on investment in equity securities	145,215	—
Stock based compensation	13,059	19,310
Equity in earnings of operating ventures, net of return on capital distributions	(2,236)	1,870
(Gain) loss on disposals of assets, net	(622)	608
Deferred income taxes	20,253	(58,239)
Changes in assets and liabilities:
Receivables and contract assets, net of contract liabilities	(57,753)	102,705
Prepaid expenses and other current assets	9,617	50,216
Miscellaneous other assets	17,243	28,385
Accounts payable	(37,225)	(35,843)
Accrued liabilities	(31,398)	37,584
Other deferred liabilities	1,863	(1,665)
Other, net	(25,140)	15,688
Net cash provided by operating activities	107,456	418,361
Cash Flows from Investing Activities:
Additions to property and equipment	(10,333)	(17,306)
Disposals of property and equipment and other assets	1,481	43
Capital contributions to equity investees, net of return of capital distributions	932	1,266
Net cash used for investing activities	(7,920)	(15,997)
Cash Flows from Financing Activities:
Net proceeds (repayments) of borrowings	362,655	(33,613)
Debt issuance costs	—	(1,606)
Proceeds from issuances of common stock	7,984	11,355
Common stock repurchases	(201,626)	(100,016)
Taxes paid on vested restricted stock	(14,404)	(22,387)
Cash dividends to shareholders	(36,481)	(33,366)
Net dividends associated with noncontrolling interests	(2,245)	(4,708)
Repurchase of redeemable noncontrolling interests	(3,729)	(24,360)
Net cash provided by (used for) financing activities	112,154	(208,701)
Effect of Exchange Rate Changes	(58,180)	34,148
Net Increase in Cash and Cash Equivalents and Restricted Cash	153,510	227,811
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	1,146,931	929,445
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$1,300,441	$1,157,256
Less Cash and Cash Equivalents included in Assets held for spin	$—	$(215,622)
Cash and Cash Equivalents, including Restricted Cash of Continuing Operations at the End of the Period	$1,300,441	$941,634

Backlog (in millions):

	December 27, 2024	December 29, 2023
Infrastructure & Advanced Facilities	$21,484	$18,031
PA Consulting	331	317
Total	$21,815	$18,348

Non-GAAP Financial Measures and Operating Metrics:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. These non-GAAP measures are described below.
As a result of the spin-off of the SpinCo Business and merger of the SpinCo Business with Amentum Parent Holdings LLC to form an independent, publicly traded company, Amentum Holdings, Inc. (NYSE: AMTM) (the "Separation Transaction"), substantially all CMS and C&I (the "SpinCo Business") related assets and liabilities were separated on September 27, 2024. As such, the financial results of the SpinCo Business are reflected as discontinued operations for all periods presented and therefore excluded from the non-GAAP measures described below.

Adjusted net revenue is calculated by adjusting revenue from continuing operations to exclude amounts we bill to clients on projects where we are procuring subcontract labor or third-party materials and equipment on behalf of the client (referred to as “pass throughs”). These amounts are considered pass throughs because we receive no or only a minimal mark-up associated with the billed amounts. In 2023, we amended our name and convention for revenue, excluding pass-through costs from “net revenue” to “adjusted net revenue.” This name change is intended to make the non-GAAP nature of this measure more prominent and does not impact measurement. We sometimes refer to our GAAP revenue as "gross revenue."

I&AF and Jacobs adjusted operating profit, adjusted earnings from continuing operations before taxes, adjusted income tax expenses from continuing operations, adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by:

1.Excluding items collectively referred to as Restructuring, Transaction and Other Charges, which include:
a.costs and other charges associated with our Focus 2023 Transformation initiatives, including activities associated with the re-scaling and repurposing of physical office space, employee separations, contractual termination fees and related expenses, referred to as "Focus 2023 Transformation, mainly real estate rescaling efforts";
b.transaction costs and other charges incurred in connection with mergers, acquisitions, strategic investments and divestitures, including advisor fees, change in control payments, and the impact of the quarterly adjustment to the estimated performance based payout of contingent consideration to certain sellers in connection with certain acquisitions and similar transaction costs and expenses (collectively referred to as "Transaction Costs");
c.recoveries, costs and other charges associated with restructuring activities and other cost reduction initiatives implemented in connection with mergers, acquisitions, strategic investments and divestitures, including the separation of the CMS/C&I business, such as advisor fees, involuntary terminations and related costs, costs associated with co-locating offices of acquired companies, separating physical locations of continuing operations, professional services and other personnel costs; involuntary terminations of management and employees and related transition and legal costs (clauses (a) – (c) collectively referred to as “Restructuring, integration, separation and other charges").

2.Excluding items collectively referred to as "Other adjustments", which include:
a.intangible assets amortization and impairment charges;
b.impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment;
c.impacts related to tax rate increases in the UK in a prior period;
d.revenue under the Company's transition services agreement (TSA) included in other income for U.S. GAAP reporting purposes, and any SG&A costs associated with the provision of such services;
e.pretax mark-to-market gains or losses associated with the Company's investment in Amentum stock recorded in connection with the Separation Transaction; and
f.impacts resulting from the EPS numerator adjustment relating to the redeemable noncontrolling interests preference share repurchase and reissuance activities.

We eliminate the impact of “Restructuring, integration, separation and other charges” because we do not consider these to be indicative of ongoing operating performance. Actions taken by the Company to enhance efficiencies are subject to significant fluctuations from period to period. The Company's management believes the exclusion of the amounts relating to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.
Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Free cash flow (FCF) is calculated as net cash provided by operating activities from continuing operations as reported on the statement of cash flows less additions to property and equipment.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and interest expense (in each case, to the extent attributable to continuing operations) to, and deducting interest income attributable to continuing operations from, adjusted net earnings from continuing operations.

I&AF Adjusted Operating Margin is a ratio of I&AF adjusted operating profit for the segment to the segment's adjusted net revenue. For a reconciliation of revenue to adjusted net revenue, see "Segment Information".

Jacobs Adjusted Operating Margin is a ratio of adjusted operating profit for the Company to the Company's adjusted net revenue. For a reconciliation of revenue to adjusted net revenue, see "Segment Information".

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

This press release also contains certain financial and operating metrics which management believes are useful in evaluating the Company's performance. Backlog represents revenue or gross profit, as applicable, we expect to realize for work to be completed by our consolidated subsidiaries and our proportionate share of work to be performed by unconsolidated joint ventures. Gross margin in backlog refers to the ratio of gross profit in backlog to gross revenue in backlog. For more information on how we determine our backlog, see our Backlog Information in our most recent annual report filed with the Securities and Exchange Commission. Adjusted EBITDA margin refers to a ratio of adjusted EBITDA to adjusted net revenue. Cash conversion refers to a ratio of cash flow from operations to GAAP net earnings from continuing operations. Reported FCF conversion refers to a ratio of FCF to GAAP net earnings from continuing operations. Book-to-bill ratio is an operational measure representing the ratio of change in backlog since the prior reporting period plus reported revenue for the reporting period to the reported revenues for the same period. We regularly monitor these operating metrics to evaluate our business, identify trends affecting our business, and make strategic decisions.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP earnings from continuing operations before taxes, income taxes from continuing operations, net earnings attributable to Jacobs from continuing operations, Diluted Net Earnings from Continuing Operations Per Share (which we refer to as EPS from continuing operations), to the corresponding "adjusted" amount, net cash provided by operating activities to reported free cash flow and revenue to adjusted net revenue. For the comparable period presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not total due to rounding).

Reconciliation of Earnings from Continuing Operations Before Taxes to Adjusted Earnings from Continuing Operations Before Taxes (in thousands)

	Three Months Ended
	December 27, 2024	December 29, 2023
Earnings from Continuing Operations Before Taxes	$53,147	$103,205
Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	49
Transaction costs	1,355	2,995
Restructuring, integration, separation and other charges	14,740	38,305
Other Adjustments (2):
Transition Services Agreement, net	(3,571)	—
Amortization of intangibles	38,661	36,931
Mark-to-market losses on investment in Amentum stock	145,215	—
Other	5,981	1,565
Adjusted Earnings from Continuing Operations Before Taxes	$255,528	$183,050
(1) Includes pre-tax charges primarily relating to the Separation Transaction for the three months ended December 27, 2024. Includes real estate impairments charges associated with the Company's Focus 2023 Transformation program for the three months ended December 29, 2023, as well as charges associated with various transaction costs and activity associated with Company restructuring and integration programs for the three months ended December 27, 2024 and December 29, 2023.
(2) Includes pre-tax charges for the removal of amortization of intangible assets, pretax mark-to-market losses associated with the Company's investment in Amentum stock recorded in connection with the Separation Transaction, the impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment and the removal of revenues under the Company's TSA with Amentum for the three months ended December 27, 2024 and December 29, 2023.

Reconciliation of Income Tax Expense from Continuing Operations to Adjusted Income Tax Expense from Continuing Operations (in thousands)

	Three Months Ended
	December 27, 2024	December 29, 2023
Income Tax (Expense) Benefit from Continuing Operations	$(57,149)	$31,610
Tax Effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	(12)
Transaction costs	(248)	(446)
Restructuring, integration, separation and other charges	(3,805)	(9,156)
Tax Effects of Other Adjustments (2):
Transition Services Agreement, net	909	—
Amortization of intangibles	(9,892)	(9,328)
Other	(15)	1
Adjusted Income Tax (Expense) Benefit from Continuing Operations	$(70,200)	$12,669
Adjusted effective tax rate from Continuing Operations	27.5%	(6.9)%
(1) Includes income tax impacts on restructuring activities primarily relating to the Separation Transaction for the three months ended December 27, 2024 and December 27, 2024, along with impacts on real estate impairments associated with the Company's Focus 2023 Transformation program for the three months ended December 29, 2023.
(2) Includes income tax impacts on amortization of intangible assets, on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment and the removal of revenues under the Company's TSA with Amentum for the three months ended December 27, 2024 and December 29, 2023.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted Net Earnings Attributable to Jacobs from Continuing Operations (in thousands)

	Three Months Ended
	December 27, 2024	December 29, 2023
Net (Loss) Earnings Attributable to Jacobs from Continuing Operations	$(17,129)	$128,346
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	37
Transaction costs	1,520	2,190
Restructuring, integration, separation and other charges	11,005	28,793
After-tax effects of Other Adjustments (2):
Transition Services Agreement, net	(2,662)	—
Amortization of intangibles	23,664	22,962
Mark-to-market losses on investment in Amentum stock	145,215	—
Other	4,215	1,090
Adjusted Net Earnings Attributable to Jacobs from Continuing Operations	$165,828	$183,418

(1) Includes after-tax charges primarily relating to the Separation Transaction for the three months ended December 27, 2024 and December 29, 2023. Includes non-cash real estate impairment charges associated with the Company's Focus 2023 program and charges associated with various transaction costs and activity associated with Company restructuring and integration programs for the three months ended December 29, 2023.
(2) Includes after-tax and noncontrolling interest charges from amortization of intangible assets, mark-to-market losses associated with the Company's investment in Amentum stock recorded in connection with the Separation Transaction, estimated tax impacts on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment and the removal of after-tax revenues under the Company's TSA with Amentum for the three months ended December 27, 2024 and December 29, 2023.

Reconciliation of Diluted Net Earnings from Continuing Operations Per Share to Adjusted Diluted Net Earnings from Continuing Operations Per Share (in thousands)

	Three Months Ended
	December 27, 2024	December 29, 2023
Diluted Net (Loss) Earnings from Continuing Operations Per Share	$(0.10)	$1.03
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	—
Transaction costs	0.01	0.02
Restructuring, integration, separation and other charges	0.09	0.23
After-tax effects of Other Adjustments (2):
Transition Services Agreement, net	(0.02)	—
Amortization of intangibles	0.19	0.18
Mark-to-market losses on investment in Amentum stock	1.16	—
Other	—	(0.01)
Adjusted Diluted Net Earnings from Continuing Operations Per Share	$1.33	$1.45
(1) Includes per-share impact charges primarily relating to the Separation Transaction for the three months ended December 27, 2024 and December 29, 2023, along with charges associated with various transaction costs and activity associated with Company restructuring and integration programs for the three months ended December 27, 2024 and December 29, 2023.
(2) Includes per-share impacts from the amortization of intangible assets, mark-to-market losses associated with the Company's investment in Amentum stock recorded in connection with the Separation Transaction, certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment and the removal of revenues under the Company's TSA with Amentum for the three months ended December 27, 2024 and December 29, 2023.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted EBITDA (in thousands):

	Three Months Ended
	December 27, 2024	December 29, 2023
Net (Loss) Earnings Attributable to Jacobs from Continuing Operations	$(17,129)	$128,346
After-tax effects of Restructuring, Transaction and Other Charges	12,525	31,020
After-tax effects of Other Adjustments	170,432	24,052
Adj. Net earnings from Continuing Operations	165,828	183,418
Adj. Income Tax Expense (Benefit) from Continuing Operations	70,200	(12,669)
Adj. Net earnings from Continuing Operations attributable to Jacobs before Income Taxes	236,028	170,749
Depreciation expense	20,922	21,694
Interest income	(9,656)	(7,519)
Adjusted Interest expense	34,820	43,350
Adjusted EBITDA	$282,114	$228,274

Earnings Per Share:

	Three Months Ended
Unaudited	December 27, 2024	December 29, 2023
Numerator for Basic and Diluted EPS:
Net (loss) earnings attributable to Jacobs from continuing operations	$(17,129)	$128,346
Preferred Redeemable Noncontrolling interests redemption value adjustment	4,568	1,766
Net (loss) earnings from continuing operations allocated to common stock for EPS calculation	$(12,561)	$130,112

Net (loss) earnings from discontinued operations allocated to common stock for EPS calculation	$(1,001)	$43,264

Net (loss) earnings allocated to common stock for EPS calculation	$(13,562)	$173,376

Denominator for Basic and Diluted EPS:

Shares used for calculating basic EPS attributable to common stock	124,055	126,105

Effect of dilutive securities:
Stock compensation plans (1)	—	708
Shares used for calculating diluted EPS attributable to common stock	124,055	126,813

Net Earnings Per Share:
Basic Net (Loss) Earnings from Continuing Operations Per Share	$(0.10)	$1.03
Basic Net (Loss) Earnings from Discontinued Operations Per Share	$(0.01)	$0.34
Basic (Loss) Earnings Per Share	$(0.11)	$1.37
Diluted Net (Loss) Earnings from Continuing Operations Per Share	$(0.10)	$1.03
Diluted Net (Loss) Earnings from Discontinued Operations Per Share	$(0.01)	$0.34
Diluted (Loss) Earnings Per Share	$(0.11)	$1.37

Note: Per share amounts may not add due to rounding.
(1)For the three months ended December 27, 2024, because net (loss) earnings from continuing operations was a loss, the effect of antidilutive securities of 576 was excluded from the denominator in calculating diluted EPS.

For additional information contact:

Investors:
Bert Subin
JacobsIR@jacobs.com

Media:
Louise White
louise.white@jacobs.com
469-724-0810

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